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                                                                       EXHIBIT 1

                                    AGREEMENT

      The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment No. 4 to Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Dated: February 10, 2005

                                              TRUSTEE OF THE TRUST UNDER
                                              PARAGRAPH VIII OF THE WILL OF
                                              FRANK R. SEAVER, DECEASED

                                              The Seaver Institute, as Trustee

                                              By: /s/ Victoria Seaver Dean
                                                  ------------------------------
                                               Name: Victoria Seaver Dean
                                               Title: President

                                              THE SEAVER INSTITUTE

                                              By: /s/ Victoria Seaver Dean
                                                  ------------------------------
                                               Name: Victoria Seaver Dean
                                               Title: President